NEWS RELEASE
5847 San Felipe, Suite 3300• Houston, Texas 77057 • (713) 789-1400

FOR IMMEDIATE RELEASE	Contact:	Steven D. Oldham
Louis A. Raspino
(713) 789-1400

Pride International Reports Third Quarter Earnings

     Houston, Texas, October 29, 2004 - Pride International, Inc. (NYSE: PDE) reported a net loss for the third quarter of 2004 of $18,150,000, or $.13 per share, on revenues of $442,774,000. Reported results include refinancing charges of $30,798,000, damage costs related to Hurricane Ivan of $3,513,000, and executive severance costs of $2,849,000, reducing earnings by $37,160,000 ($27,042,000 net of taxes), or $.20 per share. For the same period in 2003, the Company reported net earnings of $28,712,000, or $.19 per diluted share, on revenues of $450,834,000.

     For the nine-month period ended September 30, 2004, the Company reported a net loss of $22,393,000, after tax, or $.17 per share, on revenues of $1,322,697,000. Combined losses from construction projects, refinancing charges, damage costs and severance costs totaled $69,625,000 ($43,526,000 net of taxes), or $.32 per share. Of the pre-tax total, $32,465,000 represented losses from construction projects. For the corresponding nine-month period in 2003, net earnings were $14,519,000, or $.11 per diluted share, on revenues of $1,254,870,000.

     Results from the Company’s operations for the third quarter of 2004 improved modestly on a sequential basis, excluding construction, refinancing and severance costs. In the U.S. Gulf of Mexico segment, operating results increased due to improving dayrates and utilization.

     Profit for the Company’s E&P services segment improved substantially over the previous quarter as a result of increased utilization and pricing driven by strong regional demand. Results from the Latin America Land segment were flat with the second quarter of 2004. Rig utilization increased in Argentina and Venezuela during the first quarter 2004 and remained strong throughout the second and third quarters.

     Results for the Company’s Western Hemisphere segment improved sequentially from the second quarter. Segment profit for the Eastern Hemisphere declined from the previous quarter due to the commencement of a lower dayrate contract for one of the Company’s deepwater semisubmersibles in the third quarter of 2004.

     The Technical Services segment, which manages construction and engineering projects for customers, recorded a profit for the quarter of approximately $0.7 million. Three of the four platform rigs constructed for third parties are now complete, delivered, and in operating mode, and the final rig has been shipped to the customer’s TLP construction site. The Company will continue commissioning of the rig at that location through the middle of the fourth quarter. The Company does not intend to enter into any more lump-sum construction contracts for rigs to be owned by others.

     On July 7, 2004, the Company completed a private offering of $500 million principal amount of 7 3/8% Senior Notes due 2014 and entered into new senior secured credit facilities with aggregate availability of up to $800 million, consisting of a $300 million term loan and a $500 million revolving credit facility. The proceeds were used to retire two series of senior notes, two senior secured revolving credit facilities, a senior secured term loan and other indebtedness. In connection with the refinancing, the Company recognized in the third quarter of 2004 refinancing charges of approximately $30.8 million consisting of a tender offer premium, prepayment premiums and the write-off of deferred financing costs related to the retired debt. The refinancing resulted in a significant improvement in available liquidity and financial flexibility, a reduction of interest costs, an extension of debt maturities, and a simplification of the Company’s financial structure.

     During the quarter, the Company’s Rig 1503E suffered damage resulting from Hurricane Ivan. The damage estimate recorded for the rig and other hurricane-related losses is approximately $3.5 million. In addition, the Company incurred executive severance costs of $2.8 million during the third quarter.

     The Company will host a conference call at 9:00 a.m. central time on Friday, October 29, 2004, to further discuss results for the quarter, recent events and management’s operational outlook. Individuals who wish to participate in the conference call may do so by dialing (888) 820-8952 in the United States or (630) 395-0018, outside of the United States. The conference leader will be Paul Bragg, President and Chief Executive Officer of Pride, and the password is “Pride.” In addition, the conference call will be broadcast live, on a listen-only basis, over the Internet at http://www.firstcallevents.com/service/ajwz410431740gf12.html. A replay of the conference call, as well as an update of the contract status of the Company’s rig fleet, and historical financial statements, will be available on the Company’s corporate web site.

     Pride International, Inc., headquartered in Houston, Texas, is one of the world’s largest drilling contractors. The Company provides onshore and offshore drilling and related services in more than 30 countries, operating a diverse fleet of 325 rigs, including two ultra-deepwater drillships, 10 semisubmersible rigs, 35 jackup rigs, and 31 tender-assisted, barge and platform rigs, as well as 247 land rigs.

     The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements, including statements relating to expected losses and commissioning schedule for rigs under construction, are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

PRIDE INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003(1)	2004	2003(1)
REVENUES
Services	$436,439	$440,180	$1,264,142	$1,167,919
Sales	6,335	10,654	58,555	86,951

Total revenues	442,774	450,834	1,322,697	1,254,870

COSTS OF SERVICES AND SALES,
Excluding depreciation and amortization Services	268,624	262,598	788,776	708,696
Sales	6,987	14,055	91,020	133,830

Total costs of services and sales, Excluding depreciation and amortization	275,611	276,653	879,796	842,526

DEPRECIATION AND AMORTIZATION	66,329	63,625	198,833	185,776
GENERAL AND ADMINISTRATIVE,
Excluding depreciation and amortization	36,305	27,609	100,033	81,319

EARNINGS FROM OPERATIONS	64,529	82,947	144,035	145,249
OTHER INCOME (EXPENSE)
Interest expense	(31,213)	(32,505)	(91,729)	(101,071)
Refinancing charges	(30,798)	(6,141)	(30,798)	(6,370)
Interest income	1,101	255	2,188	1,328
Other expense, net	(2,357)	768	(2,937)	2,398

Total other expense, net	(63,267)	(37,623)	(123,276)	(103,715)
EARNINGS BEFORE INCOME TAXES AND
MINORITY INTEREST	1,262	45,324	20,759	41,534
INCOME TAX PROVISION	11,861	10,597	25,094	11,573
MINORITY INTEREST	7,551	6,015	18,058	15,442

NET EARNINGS (LOSS)	$(18,150)	$28,712	$(22,393)	$14,519

NET EARNINGS (LOSS) PER SHARE
Basic	$(0.13)	$0.21	$(0.17)	$0.11
Diluted	$(0.13)	$0.19	$(0.17)	$0.11
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	135,887	135,131	135,704	134,506
Diluted	135,887	155,466	135,704	136,270

(1) The three months and nine months ended September 30, 2003 have been restated to reflect the retroactive adoption of FIN 46R, Consolidated of Variable Interest Entities.

RESULTS BY OPERATING SEGMENT
(in millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003(2)	2004	2003(1)
Revenues
Eastern Hemisphere	$142.9	$179.3	$426.7	$470.5
Western Hemisphere	118.1	105.6	343.9	280.7
U.S. Gulf of Mexico	34.0	25.4	91.2	65.0
Latin America Land	99.5	95.6	283.3	257.9
E&P Services	40.8	32.9	108.1	90.0
Technical Services	7.5	12.1	69.5	90.8

Total	442.8	450.9	1,322.7	1,254.9

Costs of Sales and Services, excluding depreciation and amortization
Eastern Hemisphere	77.6	86.2	227.9	236.9
Western Hemisphere	64.8	57.2	196.0	145.7
U.S. Gulf of Mexico	25.4	21.8	72.5	66.3
Latin America Land	72.3	71.8	206.6	186.3
E&P Services	28.7	22.7	78.3	64.4
Technical Services	6.8	16.9	98.5	142.9

Total	275.6	276.6	879.8	842.5

Segment Profit (Loss), excluding depreciation and amortization
Eastern Hemisphere	65.3	93.1	198.8	233.6
Western Hemisphere	53.3	48.4	147.9	135.0
U.S. Gulf of Mexico	8.6	3.6	18.7	(1.3)
Latin America Land	27.2	23.8	76.7	71.6
E&P Services	12.1	10.2	29.8	25.6
Technical Services	0.7	(4.8)	(29.0)	(52.1)

Total	$167.2	$174.3	$442.9	$412.4

Days Worked — Offshore
Eastern Hemisphere	1,484	1,623	4,180	4,651
Western Hemisphere	2,268	1,978	6,694	5,034
U.S. Gulf of Mexico	1,027	1,002	3,081	2,605
Utilization — Offshore
Eastern Hemisphere	84.9%	88.2%	87.6%	85.2%
Western Hemisphere	94.8%	93.5%	94.0%	90.7%
U.S. Gulf of Mexico	38.5%	33.0%	38.8%	26.9%
Days Worked — Land
Eastern Hemisphere	719	860	2,314	2,473
Latin America	16,634	15,841	48,320	44,678

[2] The three months and nine months ended September 30, 2003 have been restated to reflect the retroactive adoption of FIN 46R, Consolidated of Variable Interest Entities.

PRIDE INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(unaudited)

	September 30,	December 31,
	2004	2003
	(Unaudited)	Derived from
		audited financial
		statements
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$64,375	$69,134
Restricted cash	29,537	38,840
Trade receivables, net	399,434	371,510
Parts and supplies, net	72,148	73,763
Deferred income taxes	2,330	3,371
Other current assets	153,253	170,306
Total current assets	721,077	726,924

PROPERTY AND EQUIPMENT, net	3,349,408	3,446,331
OTHER ASSETS Investments in and advances to affiliates	40,047	33,984
Goodwill	68,134	69,014
Other assets	82,822	102,177

Total other assets	191,003	205,175

	$4,261,488	$4,378,430

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$165,504	$163,707
Accrued expenses	207,063	260,098
Deferred income taxes	957	957
Short-term borrowings	2,213	27,555
Current portion of long-term debt	84,718	188,737
Current portion of long-term lease obligations	10,412	2,749

Total current liabilities	470,867	643,803

OTHER LONG-TERM LIABILITIES	33,726	54,423
LONG-TERM DEBT, net of current portion	1,900,434	1,805,099
LONG-TERM LEASE OBLIGATIONS, net of current portion	366	9,979
DEFERRED INCOME TAXES	56,383	59,378
MINORITY INTEREST	111,027	102,969
STOCKHOLDERS’ EQUITY	1,688,685	1,702,779

	$4,261,488	$4,378,430